                                                                   EXHIBIT 10.09



                          KING WORLD PRODUCTIONS, INC.
                                  1700 Broadway
                            New York, New York 10019



                                September 3, 1996




Mr. Steven R. Hirsch
c/o Camelot Entertainment Sales, Inc.
1700 Broadway
New York, New York  10019

Dear Steve:

            This letter, when accepted by you, shall constitute an agreement between you and King World Productions, Inc. ("King World" or the "Company") with respect to the terms upon which you will be employed by King World during the Employment Period (as hereinafter defined).

            1. (a) During the Employment Period, King World shall employ you, and you hereby accept employment by King World, in the capacity of President of King World's barter advertising sales subsidiary, Camelot Entertainment Sales, Inc. ("Camelot"), on the terms and subject to the conditions set forth in this Agreement. The "Employment Period" shall mean the period commencing on September 1, 1996 and ending on the earlier to occur of the following: (i) August 31, 1999 (or August 31, 2001, if the Company exercises the option provided in Section 1(b) hereof); and (ii) the date on which this Agreement is terminated pursuant to the provisions of Section 7(a) hereof. During the Employment Period, you shall perform such services as shall from time to time be reasonably assigned to you by King World's Chief Executive Officer, Chairman or Chief Operating Officer, or by or pursuant to resolution of Camelot's Board of Directors, and you shall diligently devote your entire business time, skill and attention to the performance of such services and your duties and obligations hereunder.

                  (b) You hereby grant to the Company an option to extend the Employment Period for one additional twenty-four month period ending on August 31, 2001 (hereinafter referred to as the "Option Period"). The Company may exercise the option by written notice to you on or before May 1, 1999. If the Company exercises said option, the terms and provisions of this Agreement shall remain in effect and shall apply during the Option Period. Except as otherwise expressly provided herein, as used herein, the term "Employment Period" shall include the Option Period if said option has been exercised; and shall exclude the Option Period if said option has not been exercised.

            2. As a consideration for the services rendered by you hereunder, you shall be entitled to the following:

            (a) Salary compensation at the following annual rates: $500,000 during the first twelve months of the Employment Period; $525,000 during the second twelve months of the Employment Period; $550,000 during the third twelve months of the Employment Period; and $600,000 during the Option Period (if any). Your salary compensation shall be payable in accordance with King World's standard payroll policy from time to time in effect.

            (b) As further consideration for the services rendered by you pursuant to this Agreement, and in order to induce you to accept employment with King World on the terms and conditions set forth herein, the Compensation Committee of King World's Board of Directors (the "Compensation Committee") has granted to you, subject to your acceptance of this Agreement, a stock option (herein called the "Option") under the Company's 1995 Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan") to purchase 150,000 shares of Common Stock, $.01 par value, of the Company ("Common Stock"), at an option exercise price equal to $34.75 per share, the closing price of the Common Stock on the date hereof, subject to vesting as provided in paragraph (c) below.

            (c) The Option shall have a term of ten years and shall become exercisable with respect to 20% of the total number of shares subject thereto on August 31, 1997 and each of the two immediately succeeding anniversaries of that date, and with respect to the remaining 40% of the total number of shares subject thereto on August 31, 2001, provided that if you should cease to be a full-time employee of King World or any of its subsidiaries or affiliates, you will have the right to exercise the unexercised portion of the option only within the thirty (30) day period following the date on which you ceased to be a full-time employee, and then only to the extent that such unexercised portion of the option was vested on the date your full-time employment ceased, except that if your full-time employment ceased by reason of your death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), such thirty (30) day period will instead be the one-year period following the cessation of your full-time employment.

            (d) In the event that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by you in respect of the Option granted hereunder or in respect of any shares acquired upon exercise of the Option, the Company shall deduct the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, you will be required to pay to the Company, or to make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of such taxes.

            (e) The terms of the Option are more fully set forth in a definitive stock option agreement under the Plan, a copy of which is attached to this Agreement. Such stock option agreement and the Plan shall govern your rights as an optionee. The Company shall cause the shares of Common Stock issuable upon the exercise of the Option to be registered on Form S-8 (or any successor form) under the Securities Act of 1933, as amended, and listed on the New York Stock Exchange.

            3. With respect to each fiscal year of the Company ending within (or upon the termination of) the Employment Period, you shall be entitled to a bonus, payable annually, equal to 1% of the net revenues of Camelot for such fiscal year, such bonus not to exceed $200,000 with respect to any of the first three fiscal years during the Employment Period, and $250,000 with respect to either fiscal year of the Option Period. The "net revenues of Camelot" shall mean, for the purposes of this Agreement, the net revenues of Camelot which are included in the Company's consolidated financial statements filed with the Securities and Exchange Commission.

            4. (a) In addition to the bonus payable to you pursuant to Section 3, with respect to each fiscal year of the Company ending within (or upon the termination of) the Employment Period, you shall be entitled to a supplemental bonus as described in this Section 4, not to exceed $150,000 in any fiscal year of the Company (excluding, for the purpose of such $150,000 per year limitation, any amounts subsequently recouped pursuant to paragraph (c) below), provided that (i) the Committee determines that the average daily closing price of the Common Stock for such year (the "Average Yearly Price") exceeds $32.625 and (ii) the Company's return on equity for such fiscal year exceeds the S&P Average Return on Equity.

            (b) If the Average Yearly Price for any such fiscal year equals or exceeds $38.875, the closing price of the Common

Stock on December 21, 1993, the supplemental bonus for such year shall be equal to the lesser of 1% of the net revenues of Camelot for such year or $150,000. If such Average Yearly Price exceeds $32.625, but is less than $38.875, the supplemental bonus for such year shall be equal to the lesser of 1.0% of the net revenues of Camelot for such year or $150,000, multiplied by a fraction, the numerator of which is the excess of such Average Yearly Price over $32.625, and the denominator of which is $6.25.

            (c) The full amount by which any supplemental bonus payment was reduced below 1.0% of the net revenues of Camelot for any year or $150,000, whichever is less, pursuant to the second sentence of paragraph (b) above shall be payable to you if the Average Yearly Price for any subsequent fiscal year within the Employment Period equals or exceeds $38.875. A portion of the amount by which any supplemental bonus payment was reduced pursuant to the second sentence of paragraph (b) above (and was not previously recouped by you pursuant to this paragraph (c)) shall be payable to you if the Average Yearly Price for any subsequent fiscal year or years during the Employment Period is less than $38.875 but greater than the Average Yearly Price for the year in which such reduction was made, and the portion of such reduction that shall be payable to you shall be equal to the full amount of such reduction (or the portion thereof that was not previously recouped by you pursuant to this paragraph (c)), multiplied by a fraction, the numerator of which is the excess of the Average Yearly Price for such subsequent year over the Average Yearly Price for the year in which such reduction was made and the denominator of which is the excess of $38.875 over the Average Yearly Price for the year in which such reduction was made. To the extent that a partial recoupment is made in a subsequent fiscal year, any amounts not recouped under the foregoing formula shall remain available for recoupment in subsequent years during the term of this Agreement. Any amounts not recouped by you pursuant to this paragraph (c) on or prior to the making of the supplemental bonus payment in respect of the fiscal year ending on August 31, 1999 shall no longer be subject to recoupment and shall not be paid to you.

            (d) Notwithstanding any other provision of this Agreement, in no event shall aggregate supplemental bonus payments payable pursuant to this
Section 4 exceed $250,000.

            (e) Payments of the supplemental bonus amounts provided herein shall be made annually, in arrears, as soon as practicable after the after the end of each fiscal year in which you are eligible for a bonus hereunder.

            5. You shall be entitled to participate, on the same basis and subject to the same qualifications as King World's other executive officers, in any pension, life insurance, health insurance or hospitalization plan or other similar plan from time to time in effect with respect to King World's executive officers or employees generally.

            6. The Company shall, during the Employment Period, reimburse you for such expenses as shall be incurred by you in connection with the performance of your duties hereunder, provided that you furnish to the Company evidence of such expenses reasonably satisfactory to it.

            7. (a) The Employment Period shall terminate (i) upon your death,
(ii) thirty (30) days after written notice to you from King World's Board of Directors in the event that you have been unable to perform the duties required of you pursuant to this Agreement for ninety (90) days during any twelve-month period during the Employment Period (whether or not such ninety (90) days are consecutive) by reason of illness or other incapacity and King World's Board of Directors determines to terminate the Employment Period for such reason or (iii) immediately upon written notice to you in the event that King World's Board of Directors determines to terminate the Employment Period for cause.

            (b) Termination of the Employment Period shall terminate all of your rights hereunder from and after the effective date of termination except for your rights to salary and benefits which have accrued but are unpaid at the effective date of termination, and your rights with respect to the Option (which shall be governed by the terms of the Plan and the stock option agreement relating to the Option), and except that in the event that your full-time employment with the Company is terminated on account of your death, disability or incapacity, the cash bonus provided for in Section 3 shall continue to be payable as provided therein through the end of the fiscal year in which your death, disability or incapacity occurred. (The foregoing is not intended to relieve or release the Company from any liability for damages to you if the Company wrongfully terminates the Employment Period.) In no event shall termination of this Agreement for any reason terminate any of your obligations under Sections 8, 9, 10 or 11 hereof.

            8. Except as required in connection with the performance of services hereunder, you shall not, during or after the termination of the Employment Period, use or disclose to any person any confidential business information or trade secrets of King World or any of its affiliates or business associates that you obtained or learned during the Employment Period or in the course of your employment by the Company, including, but not limited to, confidential business information regarding the type and nature of the contracts entered into by the Company or its affiliates for the acquisition or distribution of television programming (including, without limitation, advertising time within any television programming irrespective of whether King

World or any of its affiliates distributes such programming to television stations ("Advertising Time")), the sale or other distribution of television programming (including, without limitation, Advertising Time), or the basis upon which King World or any of its affiliates elects to acquire television programming (including, without limitation, Advertising Time) for sale or other distribution.

            (b) You also agree that during the Employment Period and for a period of two (2) years following the termination of the Employment Period, you will not work for, or render services to or for the benefit of, or otherwise be interested in (whether as an employee, consultant, proprietor or otherwise howsoever), any business or portion of a business of any person, firm, partnership or corporation which supplied television programming (including, without limitation, Advertising Time) to King World or any of its affiliates at any time within the two (2) year period preceding the termination of the Employment Period.

            9. You hereby agree that you shall not (a) during the Employment Period and for a period of two (2) years following the termination of the Employment Period, induce, directly or indirectly, any person from whom or from which King World or any of its affiliates acquired television programming (including without limitation Advertising Time) to terminate his or its agreement with King World or such affiliate with respect to such programming, to refuse to renew any such agreement or to refuse to furnish King World or any of its affiliates with any other television programming (including without limitation Advertising Time), or (b) induce, directly or indirectly, any employee of King World or any affiliate thereof to terminate his or her employment with King World or such affiliate.

            10. You hereby agree that all ideas, creations, improvements and other works of authorship created, developed, written or conceived by you at any time during the Employment Period are works for hire within the scope of your employment and shall be the property of King World and/or Camelot, free of any claim whatever by you or any person claiming any rights or interests through you.

            11. Each of you and King World (the "Indemnitor"), agrees to indemnify and hold harmless the other from and against any and all loss, damage, claim, liability, cost and expense, including reasonable attorneys' fees, incurred by the other as a result of, or arising out of or in connection with, a violation by the Indemnitor of any term, covenant or condition required by this Agreement to be performed or observed by the Indemnitor.

            12. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. No waiver or modification of any terms hereof shall be valid unless in writing signed by the party against whom such waiver is sought to be enforced, and then only to the extent set forth in such writing. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns, heirs, administrators and executors.

                                          Yours very truly,

                                          KING WORLD PRODUCTIONS, INC.


                                          By/s/ Michael King
                                            ------------------------------------
Accepted as of the date
  first above written:


/s/ Steven R. Hirsch
-------------------------
    Steven R. Hirsch

                          KING WORLD PRODUCTIONS, INC.
                                  1700 BROADWAY
                            NEW YORK, NEW YORK 10019






                                          As of September 1, 1996




Mr. Jonathan Birkhahn
King World Productions, Inc.
1700 Broadway
New York, New York  10019

Dear Jonathan:

            This letter, when accepted by you, shall amend and restate the existing employment agreement between King World Productions, Inc. (the "Company") and you. The Company and you hereby agree as follows:

            1. (a) The Company hereby agrees to employ you as Senior Vice President, Business Affairs and General Counsel for the period (herein called the "Employment Period") commencing on September 1, 1996 and terminating on August 31, 2000. You accept such employment and agree to diligently and faithfully perform such services as shall from time to time be reasonably assigned to you by, or pursuant to a resolution of, the Company's Board of Directors or senior management, and diligently and faithfully devote your entire business time, skill and attention to the performance of such services. The Company agrees that during the Employment Period you will be required to report only to its Chairman of the Board, President and Chief Executive Officer and Executive Vice President and Chief Operating Officer. During the Employment Period, your base of operations shall be New York City.

                  (b) You hereby grant to the Company an option (the "Option") to extend the Employment Period for an additional twelve-month period to commence on September 1, 2000 and to end on August 31, 2001. The Company may exercise the Option by giving you written notice to such effect not later than April 1, 2000. In the event that the Company elects to exercise the Option, the terms and provisions of this Agreement shall remain in effect and shall apply during the Employment Period as extended by the exercise of the Option.

               2. (a) Your salary compensation for the period (a) from September 1, 1996 through August 31, 1997 shall be payable at the annual rate of $340,000, (b) from September 1, 1997 through August 31, 1998 shall be payable at the annual rate of $360,000, (c) from September 1, 1998 through August 31, 1999 shall be payable at the annual rate of $380,000 and (d) from September 1, 1999 through August 31, 2000 shall be payable at the annual rate of $400,000. If the Company shall exercise the Option, the Company shall pay to you, and you shall accept from the Company, salary compensation at the annual rate of $425,000 for the period from September 1, 2000 through August 31, 2001. Any compensation payable pursuant to this paragraph 2(a) shall be paid in accordance with the Company's normal payroll policy at the time in effect.

                  (b) During each year of the Employment Period, you may also be entitled to a bonus if the Company's Board of Directors, in its sole and absolute discretion, shall so determine.

                  (c) Subject to the provisions of this paragraph (c), the Company will grant to you a "non-qualified stock option" under the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan (the "Plan") to purchase 75,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), at an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on September 3, 1996. You understand and agree with respect to such option that:

            (i) your right to exercise such option shall vest as follows: 20% on August 31, 1997; 20% on August 31, 1998; 20% on August 31, 1999; and 40%
      on August 31, 2001; and

            (ii) if you shall cease to be a full-time employee of the Company and any of its subsidiaries or affiliates, then you shall only have the right to exercise the unexercised portion of such option within one month after the date on which you ceased to be so employed and then only to the extent that such portion was vested (pursuant to the foregoing vesting schedule) on the date you ceased to be so employed, and you shall forfeit all other rights to and under such option, provided, however, that if your full-time employment ceases by reason of your death or "disability" (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), then such one month period shall instead be a one-year period from the cessation of your employment.

            The foregoing, as well as such other terms and conditions as the Company shall deem appropriate, shall be set forth in a definitive stock option agreement. Your rights as an optionee shall be governed by the terms of such agreement and the Plan.

                  (d) You shall be entitled to participate or continue to participate, as the case may be, on the same basis as the other employees of the Company, in any pension, profit-sharing, life insurance, health insurance or hospitalization plan in effect with respect to such employees. You shall be entitled to reimbursement of expenses reasonably incurred by you in connection with the performance of your duties hereunder, provided that you promptly furnish documentation therefor reasonably satisfactory to the Company.

                  (e) You shall be entitled to utilize first-class travel (if available and if used) for all plane trips with scheduled flying times greater than three hours and, if applicable, business class air travel for all plane trips with scheduled flying times of three hours or less.

               3. (a) In the event of your death, this Agreement shall automatically terminate, effective upon the date of your death.

                  (b) In the event that you are unable to perform the duties required of you pursuant to this Agreement for ninety (90) days during the Employment Period (whether or not such ninety (90) days are consecutive) by reason of illness or other physical incapacity, the Company may, after the expiration of such ninety (90) days, terminate this agreement on thirty (30) days written notice to you.

            4. Except as required in connection with the performance of your services to the Company, you shall not, during or after the termination of the Employment Period, use or disclose to any person, partnership or corporation any confidential business information or trade secrets of the Company obtained or learned by you during the Employment Period, including, without limitation, information as to the type and nature of the contracts entered into by the Company in connection with the acquisition of television programming and the distribution of television programming, or the basis upon which the Company elects to acquire television programming for distribution.

            5. You hereby agree that you shall not, for a period of two (2) years following the termination of the Employment Period, (a) induce, directly or indirectly, any person, partnership or corporation from whom or from which the Company acquired television programming during the Employment Period, to terminate its agreement with the Company with respect to such programming, to refuse to renew any such agreement or to refuse to furnish to the Company any other television programming or (b) induce, directly or indirectly, any employee of the Company to terminate his or her employment with the Company.

            6. You hereby agree that all ideas, creations, improvements and other works of authorship created, developed, written or conceived by you at any time during the Employment Period are works for hire within the scope of your employment and shall be the property of the Company free of any claim whatever by you or any person claiming any rights or interests through you.

            7. You hereby agree to indemnify and hold the Company harmless from and against any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees, incurred by the Company as a result of, arising out of or in connection with a violation of any term or condition of this Agreement required to be performed or observed by you. The Company hereby agrees to indemnify and hold you harmless from and against any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees, incurred by you as a result of, arising out of or in connection with a violation of any term or condition of this Agreement required to be performed or observed by the Company.

            8. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and constitutes the entire agreement, and shall supersede any prior agreement, between the parties hereto on the subject matter hereof. No waiver or modification of the terms or conditions hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns, heirs, administrators and executors.

                                          Yours very truly,

                                          KING WORLD PRODUCTIONS, INC.


                                          By /s/ Robert Madden
                                             ---------------------------
ACCEPTED:


By: /s/ Jonathan Birkhahn
    --------------------------
      Jonathan Birkhahn

                             KING WORLD CORPORATION
                               830 Morris Turnpike
                          Short Hills, New Jersey 07078



                                September 3, 1996



Mr. Michael F. Spiessbach
38 Far View Road
Millburn, New Jersey  07041

Dear Mike:

            This letter, when accepted by you, shall constitute an agreement between you and King World Corporation, a New Jersey corporation (the "Company"), with respect to your employment by the Company for the Employment Period (as hereinafter defined). As used herein, the term "King World Group" refers collectively to King World Productions, Inc. ("King World") and its consolidated subsidiaries (including the Company).

            1. (a) The Company hereby employs you for a term commencing on September 1, 1996 and terminating at midnight on August 31, 1997, or, if the option provided in Section 1(b) hereof is exercised in whole or in part, on the Extension Termination Date determined pursuant to Section 1(b), or such earlier date on which such term is terminated pursuant to Section 6 hereof (the "Employment Period"). During the Employment Period, you shall serve as, and perform the duties of, President--King World Ventures, a newly created division of King World, and, in such capacity, (i) you shall be responsible for managing the King World Group's domestic and international acquisitions and investments, subject to the direction of King World's Board of Directors; and (ii) you shall report directly to King World's President and Chief Executive Officer, Chairman and Chief Operating Officer. The implementation of all recommendations made by you for acquisitions and investments shall be subject to the prior approval of King World's President and Chief Executive Officer and Chairman. During the Employment Period, you shall perform such services as shall be reasonably assigned to you from time to time by King World's Chief Executive Officer, Chairman or Chief Operating Officer, or by or pursuant to resolution of its Board of Directors, and you shall diligently devote your entire business time, skill and attention (except as provided in Section 1(c) below) to the performance of your duties and obligations hereunder.

                  (b) You hereby grant to the Company four successive dependent options to extend the Employment Period for one additional twelve-month period each (each such period being hereinafter called an "Option Period"). The Company may exercise each option by giving you written notice to such effect on or before the 30th day of June immediately prior to the date on which the Employment Period would otherwise terminate. If the Company does not exercise such option for the next following Option Period, the remaining options shall automatically terminate. If the Company exercises such option for a particular Option Period, the terms and provisions of this Agreement shall remain in effect and shall apply during such Option Period. Except as otherwise expressly provided herein, as used herein, the term "Employment Period" shall include any Option Period as to which an option to extend the Employment Period has been exercised, and shall exclude any Option Period as to which an option to extend the Employment Period has not been exercised or was terminated; and the term "Extension Termination Date" shall mean the last day of the last Option Period for which the Company's option pursuant to this Section 1(b) has been exercised.

                  (c) During the Employment Period, you may serve as a director of one or more corporations that are not members of the King World Group, provided that (i) the total number of directorships in which you serve at any one time shall not exceed three; and (ii) you shall not serve as a director of any corporation or other entity to which the Company objects in writing, on the ground that (a) in the reasonable judgement of King World's Board of Directors, such corporation or other entity, or any of its affiliates, conducts a business that competes with any business in which any King World Group company is engaged or proposes to engage, or otherwise detrimentally affects the King World Group companies, or (b) your service as such a director would conflict with or detract from the performance of your duties and responsibilities to the Company and King World. You shall not devote a material amount of your business time to service on such directorships. In addition, you shall not serve as a director of any corporation if to do so would violate any law or regulation.

            2. You agree to render services to the Company at such locations as your duties require; provided that you shall not be required to relocate your residence. The Company shall provide you with an office and secretarial services at its offices in Short Hills, New Jersey (or a successor location), which shall be your home base of operations; shall also make available to you office facilities in its New York offices when such duties require you to work out of King World's New York office; and shall provide you with such support personnel as are necessary to enable you to carry out your duties hereunder.

            3. (a) The Company shall pay to you, and you shall accept, for your services performed during the Employment Period, salary compensation at the annual rate of $350,000, which rate shall be increased by $25,000 over the rate in effect for the prior fiscal year for each Option Period during the Employment Period. Such salary compensation shall be paid in accordance with the Company's normal payroll policy at the time in effect. Any bonus to you shall be payable in the sole discretion of the Company.

                  (b) Subject to your acceptance of this Agreement, the Compensation Committee of the Board of Directors of King World has granted to you a "non-qualified stock option" under the King World Productions, Inc. 1995 Amended and Restated Stock Option and Restricted Stock Purchase Plan ("Plan") to purchase 100,000 shares of King World Common Stock, $.01 par value ("Common Stock"), at an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the date hereof. You understand and agree, with respect to such stock option, that:

            (i) subject to the provisions of clause (ii) below, your right to exercise such option shall vest over a five year period as follows: 20% on August 31, 1997; 20% on August 31, 1998; 20% on August 31, 1999; and 40%
      on August 31, 2001; and

          (ii) if you cease for any reason to be employed full time by the Company (or one or more of the other King World Group companies), then you shall only have the right to exercise the unexercised portion of such option within one month after the date on which you ceased to be so employed and then only to the extent that such portion was vested (pursuant to the foregoing vesting schedule) on the date you ceased to be so employed, and you shall forfeit all other rights to and under such option, except that if your full-time employment ceases by reason of your death or "disability" (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), then such one month period shall instead be a one-year period following the cessation of your employment.

            The foregoing, as well as such other terms and conditions as the Company shall deem appropriate, shall be set forth in a definitive stock option agreement. Your rights as an optionee shall be governed by the terms and conditions of such agreement and the Plan.

            4. The Company shall, during the Employment Period, reimburse you for such business expenses as are reasonably incurred by you in connection with the performance of your duties hereunder, provided that you promptly furnish documentation therefor reasonably satisfactory to the Company.

            5. During the Employment Period, you shall be entitled to participate, on the same basis and subject to the same qualifications as the executive officers of King World, in any pension, profit-sharing, life insurance, health insurance or hospitalization plan or other similar plan from time to time in effect with respect to all executive officers of King World.

            6. (a) In the event of your death, the Employment Period shall automatically terminate, effective upon the date of your death.

                (b) In the event that you are unable to perform the duties required of you pursuant to this Agreement for any period of ninety (90) days during any consecutive 12-month period during the Employment Period (whether or not such ninety (90) days are consecutive) by reason of illness or other physical or mental incapacity, the Company may, after the expiration of such ninety (90) days, terminate the Employment Period on thirty (30) days written notice to you.

            7. Except as required in connection with the performance of your services for the King World Group companies, you shall not, during or after the termination of the Employment Period, use or disclose to any person, firm, partnership or corporation any confidential or proprietary information or trade secrets of King World or any of its subsidiaries or affiliates obtained or learned by you or at any time during or prior to the Employment Period, including, without limitation, the type and nature of the contracts entered into by King World or any of its subsidiaries or affiliates in connection with the acquisition of television programming (including, without limitation, the acquisition of advertising time within any television programming irrespective of whether the Company or any of its subsidiaries or affiliates distributes such programming to television stations ("Advertising Time")), the sale or other distribution of television programming (including, without limitation, Advertising Time), or the basis upon which King World or any of its subsidiaries or affiliates elects to acquire television programming (including, without limitation, Advertising Time) for sale or other distribution. Notwithstanding the foregoing, the following shall not be considered confidential or proprietary information or trade secrets under this provision: information that (i) is published or otherwise in the public domain, or (ii) becomes lawfully available from a third party without restriction on its disclosure.

            8. You hereby agree that during and for a period of two (2) years following the termination of the Employment Period, you shall not (a) induce, directly or indirectly, any person, firm, partnership or corporation from whom or from which the Company or any of its subsidiaries or affiliates acquired television programming (including, without limitation, Advertising

Time) during the Employment Period, to terminate its agreement with the Company or such subsidiary or affiliate with respect to such programming (including any such Advertising Time), to elect not to renew any such agreement or not to furnish to the Company or any such subsidiary or affiliate any other television programming (including, without limitation, Advertising Time) or (b) induce, directly or indirectly, any employee of the Company or any of its subsidiaries or affiliates to terminate his or her employment with the Company or any such subsidiary or affiliate.

            9. You hereby agree that all ideas, creations, improvements and other works of authorship created, developed, written or conceived, individually or jointly, by you at any time during the Employment Period for any King World Group company or otherwise in connection with your duties hereunder, and which are within the scope of your duties for the Company or any of its subsidiaries or affiliates are works for hire within the scope of your employment and shall be the property of the Company (or the appropriate subsidiary or affiliate) free of any claim whatever by you or any person claiming any rights or interests through you.

            10. You and the Company (each an "Indemnitor") hereby agree to indemnify and hold harmless the other from and against any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees, incurred by the other as a result of, or arising out of or in connection with, a violation by the Indemnitor of any material term or condition of this Agreement required to be performed or observed by him or it, as determined by a court of competent jurisdiction.

            11. All notices hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, Return Receipt Requested or sent by recognized courier service, addressed, if to the Company, at 830 Morris Turnpike, Short Hills, New Jersey 07078, Attn. Vice President--Finance, with a copy to King World Productions, Inc, 1700 Broadway, New York, New York 10019, Attn. Chief Operating Officer, or if to you, at your address as it appears at the time on the books and records of the Company. All notices shall be deemed to have been given three business days after mailing in the manner described above, or one business day after sending by recognized courier service.

            12. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. No waiver or modification of the terms or conditions hereof shall be valid unless in writing signed by the party against whom such waiver is sought to be enforced, and then only to the extent set forth in such writing. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns, heirs, administrators and executors. You may not assign or delegate any of your rights or obligations hereunder without the express, written consent of the Company in each instance. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same settlement.

                                   Yours very truly,

                                    KING WORLD CORPORATION


                                    By/s/ Michael King
                                      -------------------------------
AGREED TO AND ACCEPTED:


/s/ Michael F. Spiessbach
-------------------------
 Michael F. Spiessbach

                         KING WORLD PRODUCTIONS, INC.
                                 1700 Broadway
                           New York, New York 10019


                               September 3, 1996



Mr. Robert Madden
12400 Wilshire Boulevard
West Los Angeles, California  90025


Dear Bob:

            This letter, when accepted by you, shall constitute an agreement between you and King World Productions, Inc. ("King World" or the "Company"), with respect to your employment by the Company for the Employment Period (as hereinafter defined).

             1. (a) The Company hereby employs you for a term commencing on September 1, 1996 and terminating at midnight on August 31, 1997, or, if the option provided in Section 1(d) hereof is exercised in whole or in part, on the Extension Termination Date determined pursuant to Section 1(d), or such earlier date on which such term is terminated pursuant to Section 4 hereof (the "Employment Period"). During the Employment Period, you shall serve as, and perform the duties of, Senior Vice President--Administration of the Company, with responsibility for general administrative matters of King World and its consolidated subsidiaries. In such capacity, you shall undertake and perform such projects and assignments from time to time assigned to you by the Board of Directors of King World or its senior management. You hereby agree to accept such employment and to diligently and faithfully perform the responsibilities and obligations hereunder.

                (b) You agree to render services to the Company at such locations as your duties require; provided that your home base of operations shall be Los Angeles.

                (c) You shall devote at least 80% of your business time to the performance of your duties hereunder. The remainder of your business time may be devoted to your other pursuits, including but not limited to the private practice of law, provided, however, that such other pursuits do not, in the reasonable judgement of the Board of Directors of the Company, conflict with your duties and responsibilities to the Company and King World.

                (d) You hereby grant to the Company four successive, dependent options to extend the Employment Period for one additional twelve-month period each (each such period being hereinafter called an "Option Period"). The Company may exercise each option by giving you written notice to such effect on or before the 30th day of June immediately prior to the date on which the Employment Period would otherwise terminate. If the Company does not exercise such option for the next following Option Period, the remaining options shall automatically terminate. If the Company exercises such option for a particular Option Period, the terms and provisions of this Agreement shall remain in effect and shall apply during such Option Period. Except as otherwise expressly provided herein, as used herein, the term "Employment Period" shall include any Option Period as to which an option to extend the Employment Period has been exercised, and shall exclude any Option Period as to which an option to extend the Employment Period has not been exercised or was terminated; and the term "Extension Termination Date" shall mean the last day of the last Option Period for which the Company's option pursuant to this Section 1(d) has been exercised.

            2. (a) The Company shall pay to you, and you shall accept, for your services performed during the Employment Period, salary compensation at the annual rate of $400,000. Such salary compensation shall be paid in accordance with the Company's normal payroll policy at the time in effect.

                (b) The Compensation Committee of the Board of Directors of
King World has granted to you, subject to your acceptance of this Agreement, a "non-qualified stock option" under the King World Productions, Inc. 1995 Amended and Restated Stock Option and Restricted Stock Purchase Plan ("Plan") to purchase 100,000 shares of King World Common Stock, $.01 par value ("Common Stock"), at an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the date hereof. You understand and agree, with respect to such stock option that:

            (i) subject to the provisions of clause (ii) below, your right to exercise such option shall vest over a five year period as follows: 20% on August 31, 1997; 20% on August 31, 1998; 20% on August 31, 1999; and 40%
      on August 31, 2001; and

            (ii) if you should cease for any reason to be an employee of the Company or any of its subsidiaries or affiliates, then you shall only have the right to exercise the unexercised portion of such option within one month after the date on which you ceased to be so employed and then only to the extent that such portion was vested (pursuant to the foregoing vesting schedule) on the date you ceased to be so employed, and you shall forfeit all other rights to and under such option, except that if your full-time employment ceases by reason of your death or "disability" (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), then such one month period shall instead be a one-year period following the cessation of your employment.

            The foregoing, as well as such other terms and conditions as the Company shall deem appropriate, shall be set forth in a definitive stock option agreement. Your rights as an optionee shall be governed by the terms and conditions of such agreement and the Plan.

            3. You shall be entitled to participate, on the same basis as the other employees of the Company and King World, in any pension, profit-sharing, life insurance, health insurance or hospitalization plan in effect with respect to such other employees. You shall be entitled to reimbursement of expenses reasonably incurred by you in connection with the performance of your duties hereunder, provided that you promptly furnish documentation therefor reasonably satisfactory to the Company and King World.

            4. (a) In the event of your death, the Employment Period shall automatically terminate, effective upon the date of your death.

                (b) In the event that you are unable to perform the duties required of you pursuant to this Agreement for any period of ninety (90) days during any consecutive 12-month period during the Employment Period (whether or not such ninety (90) days are consecutive) by reason of illness or other physical or mental incapacity, the Company may, after the expiration of such ninety (90) days, terminate the Employment Period on thirty (30) days written notice to you.

            5. (a) Except as required in connection with the performance of your services for the Company, you shall not, during or after the termination of the Employment Period, use or disclose to any person, firm, partnership or corporation any confidential or proprietary information or trade secrets of the Company or any of its subsidiaries or affiliates obtained or learned by you or at any time during or prior to the Employment Period, including, without limitation, the type and nature of the contracts entered into by the Company or any of its subsidiaries or affiliates in connection with the acquisition of television programming (including, without limitation, the acquisition of advertising time within any television programming irrespective of whether the Company or any of its subsidiaries or affiliates distributes such programming to television stations ("Advertising

Time")), the sale or other distribution of television programming (including, without limitation, Advertising Time), or the basis upon which the Company or any of its subsidiaries or affiliates elects to acquire television programming (including, without limitation, Advertising Time) for sale or other distribution.

                  (b) You also agree that during and for a period of two (2) years following the termination of the Employment Period, you will not work for, or render services to or for the benefit of, or otherwise be interested in (whether as an employee, consultant, independent contractor, proprietor, investor, lender or in any other manner), any business or portion of a business of any person, firm, partnership or corporation which supplied television programming (including, without limitation, Advertising Time) to the Company or any of its subsidiaries or affiliates at any time within the two (2) year period preceding the termination of the Employment Period.

            6. You hereby agree that during and for a period of two (2) years following the termination of the Employment Period, you shall not (a) induce, directly or indirectly, any person, firm, partnership or corporation from whom or from which the Company or any of its subsidiaries or affiliates acquired television programming (including, without limitation, Advertising Time) during the Employment Period, to terminate its agreement with the Company or such subsidiary or affiliate with respect to such programming (including any such Advertising Time), to elect not to renew any such agreement or not to furnish to the Company or any such subsidiary or affiliate any other television programming (including, without limitation, Advertising Time) or (b) induce, directly or indirectly, any employee of the Company or any of its subsidiaries or affiliates to terminate his or her employment with the Company or any such subsidiary or affiliate.

            7. You hereby agree that all ideas, creations, improvements and other works of authorship created, developed, written or conceived by you at any time during the Employment Period and which are within the scope of your duties for the Company or any of its subsidiaries or affiliates are works for hire within the scope of your employment and shall be the property of the Company (or the appropriate subsidiary or affiliate) free of any claim whatever by you or any person claiming any rights or interests through you.

            8. You hereby agree to indemnify and hold the Company and its subsidiaries and affiliates harmless from and against any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees, incurred by them as a result of, arising out of or in connection with a violation of any term or condition of this Agreement required to be performed or observed by you. The Company hereby agrees to indemnify and hold you harmless from and against any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees, incurred by you in connection with a violation by the Company of any term or condition of this Agreement required to be performed or observed by it.

            9. All notices hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or sent by recognized courier service addressed, if to the Company, at 830 Morris Turnpike, Short Hills, New Jersey 07078, Attn. Vice President--Finance, with a copy to King World Productions, Inc., 1700 Broadway, New York, New York 10019, Attn. Chief Operating Officer, or if to you, at your address as it appears at the time on the books and records of the Company. All notices shall be deemed to have been given three business days after mailing in the manner described above, or one business day after sending by recognized courier service.

            10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. No waiver or modification of the terms or conditions hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns, heirs, administrators and executors. You may not assign or delegate any of your rights or obligations hereunder without the express, written consent of the Company in each instance.

                                    Yours very truly,

                                    KING WORLD PRODUCTIONS, INC.


                                    By/s/ Michael King
                                      ----------------------------
AGREED TO AND ACCEPTED:


/s/ Robert V. Madden
-------------------------
   Robert V. Madden